Exhibit 10.6.2

STATE OF NEW JERSEY

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

AND

AMERIGROUP NEW JERSEY, INC.

AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 7, section 7.11.2A and 7.11.2B of the contract between AMERIGROUP New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date October 1, 2000, all parties agree that certain sections of the contract shall be amended to be effective October 1, 2003, as follows:

NJ FamilyCare Extension - October 1, 2003

1.	Article 1, “Definitions” section - for the following definition:

            • NJ FamilyCare Plan H

shall be amended as reflected in the relevant pages of Article 1 attached hereto and incorporated herein.

2.	Article 8, “Financial Provisions,” Sections 8.5.1 and 8.7(F)4 shall be amended as reflected in Article 8, Sections 8.5.1 and 8.7(F)4 attached hereto and incorporated herein.

3.	Appendix, Section C, “Capitation Rates,” shall be revised as reflected in SFY 2004 Capitation Rates attached hereto and incorporated herein.

NJ FamilyCare Extension -October 1, 2003

All other terms and conditions of the October 1, 2000 contract and subsequent amendments remain unchanged except as noted above.

The contracting parties indicate their agreement by their signatures.

AMERIGROUP	State of New Jersey
New Jersey, Inc.	Department of Human Services

BY: /s/ Norine Yukon	BY:

Matthew D. D’Oria

TITLE: President & CEO	TITLE:	Acting Director, DMAHS

DATE: August 27, 2003	DATE

APPROVED AS TO FORM ONLY

Attorney General State

of New Jersey

BY:

Deputy Attorney General

DATE:

NJ FamilyCare Plan D—means the State-operated program which provides managed care coverage to uninsured:

Parents/caretakers with children below the age of 19 who do not qualify for AFDC Medicaid with family incomes up to and including 200 percent of the federal poverty level; and
Parents/caretakers with children below the age of 23 years and children from the age of 19 through 22 years who are full time students who do not qualify for AFDC Medicaid with family incomes up to and including 250 percent of the federal poverty level; and Children below the age of 19 with family incomes between 201 percent and up to and including 350 percent of the federal poverty level.

Eligibles with =incomes above 150 percent of the federal poverty level are required to participate in cost sharing in the form of monthly premiums and copayments for most services with the exception of both Eskimos and Native American Indians under the age of 19 years. These groups are identified by-Program Status Codes (PSCs) or Race Code on the eligibility system as indicated below. For clarity, the Program Status Codes or Race Code, in the case of Eskimos and Native American Indians under the aj; ‘of 19 years, related to Plan D non-cost sharing groups are also listed.

PSC	PSC	Race Code
Cost Sharing	No Cost Sharing	No Cost Sharing

301	300	3
493	380
494	497
495
498

In addition to covered managed care services, eligibles under these programs may access certain services which are paid fee-for-service and not covered under this contract.

NJ FamilyCare Plan H-means the State-operated program which provides managed care administrative services coverage to uninsured:

Adults and couples without dependent children under the age of 19 with family incomes up to and including 100 percent of the federal poverty level;
Adults and couples without dependent children under the age of 23 years, who do not qualify for AFDC Medicaid, with family incomes up to and including 250 percent of the federal poverty level.

Eligibles with incomes above 150 percent of the federal poverty level are required to participate in cost sharing in the form of monthly premiums and copayments for most services. These groups are identified by the program status code (PSC) indicated below. For clarity, the program status codes related to Plan H non-cost sharing groups are also listed.

Amended as of October 1, 2003	I-19

Rates for DYFS, NJ FamilyCare Plans B, C, D, and Plan H and the non risk-adjusted rates for AIDS and clients of DUD are statewide. Rates for all other premium groups are regional in each of the following regions:

• Region 1: Bergen, Hudson, Hunterdon, Morris, Passaic, Somerset, Sussex, and Warren counties

• Region 2: Essex, Union, Middlesex, and Mercer counties

• Region 3: Atlantic, Burlington, Camden, Cape May, Cumberland, Gloucester, Monmouth, Ocean, and Salem counties

Contractors may contract for one or more regions but, except as provided in Article 2, may not contract for part of a region.

8.5.2	MAJOR PREMIUM GROUPS

The following is a list of the major premium groups. The individual rate groups (e.g. children under 2 years, etc.) with their respective rates are presented in the rate tables in % the appendix.

8.5.2.1	AFDC/TANF, NJC PREGNANT WOMEN, AND NJ FAMILYCARE PLAN A CHILDREN

This grouping includes capitation rates for Aid to Families with Dependent Children (AFDC)/Temporary Assistance for Needy Families (TANF), New Jersey Care Pregnant Women and Children, and NJ FamilyCare Plan A children (includes individuals under 21 in PSC 380), but excludes individuals who have AIDS or are clients of DDD.

8.5.2.2	NJ FAMILYCARE PLANS B & C

This grouping includes ~ capitation rates for NJ FamilyCare Plans. B and C enrollees, excluding individuals with AIDS- and/or DDD. clients.

8.5.2.3	NJ FAMILYCARE PLAN D CHILDREN

This grouping includes capitation rates for NJ FamilyCare Plan D children, excluding individuals with AIDS.

8.5.2.4	NJ FAMILYCARE PLAN D PARENTS/CARETAKERS

This grouping includes capitation rates for NJ FamilyCare Plan D parents/caretakers, excluding individuals with AIDS, and include only enrollees 19 years of age or older.

Amended as of October 1, 2003	V111-6

b.	The claim is for prenatal care for a pregnant woman or for preventive pediatric services. (including EPSDT services) that are covered by the Medicaid program.

c.	The claim is for labor, delivery, and post-partum care and does not involve hospital costs associated with the inpatient. hospital stay.

d.	The claim is for a child who is in a DYFS supported out of home placement.

e.	The claim involves coverage or services mentioned in La, Lb, Lc, or Ld, above in combination with another service.

2.	If the contractor knows that the third party will neither pay for nor provide the covered service, and the service is medically necessary, the contractor shall neither deny payment for the service nor require a written denial from the third party.

3.	If the contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the contradtor shall contact the third party and determine whether or not such service is covered rather than requiring the enrollee to do so. Further, the contractor shall require the provider or subcontractor to bill the third party if coverage is available.

4.	In certain circumstances, and with the prior approval of the DMAHS, the contractor shall retain the ability to initiate TPL recovery actions against health insurance, as defined in section 8.7.D.1. These circumstances include; but are not limited . to, information system failures, claims settlements, and appeal resolutions. In these cases, all recovered funds shall be retained by the contractor; a summary level of the recovery experience, net of -any vendor fees directly related to the specific recovery activity, will, be reported to the State on a quarterly basis; and the recoveries will be reflected in claims adjustments that are submitted to the State with the monthly claims files, referenced in section 8.7.D.l.a. The State will take into account these net recoveries in setting capitation rates and determining the payment amounts.

G.	Sharing of TPL Information by the State.

1.	By the fifteenth (15th) day after the close of the month during which the State learns of such information, the State may provide the contractor with a list of all known health insurance coverage information for the purpose of updating the contractor’s files. This information will be in the format of the State’s TPL Resource File.

Amended as of October 1, 2003	V111-13

State of New Jersey	Confidential

FamilyCare Rates for Adults 0-100% (includes applicable HANJ)
Terms of Eligibility - October 2003

One Month Extension			SFY04 Rates			SFY03 Rates
		Contract Period: October 1, 2003 - October 31, 2003			Contract Period: March 1, 2003 - June 30, 2003
Category.	Age/Sex	Northern	Central	Southern Statewide	Northern	Central	Southern Statewide

FamilyCare Adults 0 - 100%	19 - 44 Female			$258.35			$215.97
FamilyCare Adults 0 - 100%	19 - 44 Male	—		$218.16			$181.07
FamilyCare Adults 0 - 100%	45+ M&F			$414.02			$354.16

Mercer Government Human Services Consulting	Page 1 of 1